Exhibit 10.10

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

DIRECTORS’ ELECTIVE DEFERRED FEES PLAN

EFFECTIVE JANUARY 1, 2005

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

DIRECTORS’ ELECTIVE DEFERRED FEES PLAN

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TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

DIRECTORS’ ELECTIVE DEFERRED FEES PLAN

ARTICLE I

PURPOSE AND INTENT

Section 1.1            Purpose of Plan. Effective as of July 1, 1993, Tri-State Generation and Transmission Association, Inc., a taxable cooperative association under the Internal Revenue Code, established a deferred fees plan for the purpose of providing benefits for members of the Board of Directors of Tri-State Generation and Transmission Association, Inc., known as the “Directors’ Elective Deferred Fees Plan,” to provide a financial incentive to encourage loyalty and service to Tri-State Generation and Transmission Association, Inc. and to provide for supplemental retirement benefits for members of the Board of Directors of Tri-State Generation and Transmission Association, Inc. Pursuant to Section 8 of the Tri-State Generation and Transmission Association, Inc. Directors’ Elective Deferred Fees Plan and the terms of the plan and the authority and power of Tri-State Generation and Transmission Association, Inc., effective as of January 1, 2005, this document is intended to constitute an amendment in the form of a restatement of the plan document previously in effect, and shall supersede the provisions of the plan document in effect prior to this plan document.

Section 1.2            Intent and Construction. Section 409A was added to the Internal Revenue Code by section 885 of the American Jobs Creation Act of 2004, Public Law 108-357, effective January 1, 2005, and generally provides that unless certain requirements are met, amounts deferred under a nonqualified deferred compensation plan for all taxable years are currently includable in income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. The Tri-State Generation and Transmission Association, Inc. Directors’ Elective Deferred Fees Plan, as amended and restated, is intended to comply with the applicable requirements of section 409A of the Internal Revenue Code and the final regulations issued by the Department of the Treasury and the Internal Revenue Service with respect to the application of section 409A on April 17, 2007, and to be an unfunded and unsecured plan maintained by Tri-State Generation and Transmission Association, Inc. primarily for the purpose of providing deferred fees for a select group of high-ranking management personnel in accordance with section 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974. The plan document is further intended to be construed and administered in conformance with the applicable requirements of section 409A of the Internal Revenue Code, the guidance issued by the Department of the Treasury with respect to the application of section 409A, and to be maintained by Tri-State Generation and Transmission Association, Inc. pursuant to this written document for the purpose of providing deferred fees for the participants in the plan. This document shall be administered and construed in a manner consistent with that intent and according to the laws of the State of Colorado to the extent that such laws are not preempted by the laws of the United States of America.

ARTICLE II

DEFINITIONS

Section 2.1            Definitions. The terms defined in this Section 2.1 are used in this document with the meanings respectively ascribed to them unless the context indicates that other meanings are intended.

(a)                                 Beneficiary. ‘‘Beneficiary” means the person, persons, or trust designated by a Participant, or automatically by operation of the Plan, to receive any benefits which may become payable under this Plan by reason of the death of the Participant.

(b)                                 Board of Directors. “Board of Directors” means the Board of Directors of Tri-State Generation and Transmission Association, Inc.

(c)                                  Code. “Code” means the Internal Revenue Code of 1986, any amendments thereto, and any regulations or rulings issued thereunder.

(d)                                 Deferred Fees Account. “Deferred Fees Account” means the separate bookkeeping account established and maintained as a record for a Participant representing the separate unfunded and unsecured general obligation of Tri-State Generation and Transmission Association, Inc. with respect to the Participant under the Plan to which are credited amounts deferred by a Participant under the Plan. The Deferred Fees Account shall not hold or be required to hold any actual funds or assets.

(e)                                  Disability. “Disability” means, with respect to a Participant, the Participant is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (ii)by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of Tri-State; or (iii) determined to be totally disabled by the Social Security Administration.

(f)                                   Effective Date. “Effective Date” means January 1, 2005.

(g)                                  ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, any amendments thereto, and any regulations or rulings issued thereunder.

(h)                                 Fees. “Fees” means, for a Participant, for any period during the performance of services by the Participant as a member of the Board of Directors the sum of the remuneration paid to the Participant for the services performed as a member of the Board of Directors.

(i)                                     Participant. “Participant” means an individual who has satisfied the eligibility requirements and participation requirements of Article III of the Plan and is determined to be a Participant in the Plan pursuant to the provisions of Article III of the Plan.

(j)                                    Plan. “Plan” means the “Tri-State Generation and Transmission Association, Inc. Directors’ Elective Deferred Fees Plan/’ which is intended to be a nonqualified unfunded deferred fees plan maintained by Tri-State for the benefit of a select group of high-ranking management personnel, originally effective as of July 1, 1993, and amended in the form of a restatement by this Plan document.

(k)                                 Plan Year. “Plan Year” means the twelve (12) consecutive month period beginning January 1 and ending December 31.

(l)                                     Tri-State. “Tri-State” means Tri-State Generation and Transmission Association, Inc. a taxable cooperative association under the Internal Revenue Code.

(m)                             Trust. “Trust” means a Trust that may be established by Tri-State to which amounts shall be contributed to provide Tri-State with a source of funds for purposes of satisfying the obligations of Tri-State under the Plan. The Trust is intended to be a grantor trust, of which Tri-State is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly. The Trust shall not affect the status of the Plan as an unfunded plan. Participants and Beneficiaries shall have no beneficial ownership interest in any assets held in the Trust.

(n)                                 Trustee. “Trustee” means the corporation or person or persons selected by Tri-State to serve as the Trustee of the Trust.

(o)                                 Valuation Date. “Valuation Date” means each business day during the Plan Year during which the New York Stock Exchange is open for trading.

(p)                                 Vested. “Vested” means, for purposes of determining the benefit that may be payable to or on behalf of a Participant under the Plan, an interest in the benefit described under the Plan which may be payable to or on behalf of the Participant pursuant to and in accordance with the terms of this Plan document.

Section 2.2            Interpretation of Plan. An individual shall be considered to have attained a given age on the individual’s birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Notwithstanding any other provision of this Plan or any election or designation made under the Plan, any individual who feloniously and intentionally kills the Participant or Beneficiary shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before the Participant or Beneficiary. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this Section 2.2. In the absence of a conviction of felonious and intentional killing, the Company shall determine whether the killing was felonious and intentional for the purposes of this Section 2.2. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine and the feminine may include the masculine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan and not to any particular paragraph or section of this Plan unless the context clearly indicates to the contrary. The titles given to the various sections of this Plan are inserted for convenience of reference only and are not part of this Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document has been executed and delivered in the State of Colorado and has been drawn in conformity to the laws of the State of Colorado and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Colorado.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

Section 3.1            Eligibility. Eligibility to participate in the Plan shall be limited and selective, only the high-ranking, management level personnel of Tri-State shall be eligible to participate. Each member of the Board of Directors shall be eligible to participate in the Plan during the period when such individual actively serves as a member of the Board of Directors. Eligibility shall be determined by Tri-State and such determination shall be conclusive, binding and final upon all parties in interest.

Section 3.2            Participation. An individual who serves as a member of the Board of Directors of Tri-State and is determined to be eligible to participate in the Plan by Tri-State pursuant to Section 3.1 of the Plan shall become a Participant in the Plan as soon as administratively feasible following the date on which the individual properly elects to participate in the Plan by completing and executing an enrollment form provided to such individual by Tri-State to defer Fees payable for services performed as a member of the Board of Directors and submitting such completed form to Tri-State. Once an individual becomes a Participant in the Plan, the individual shall remain a Participant until the benefits which may be payable to the individual under the Plan have been paid to or on behalf of the individual.

ARTICLE IV

DEFERRED FEES

Section 4.1            Deferred Fees. Tri-State has established and has maintained an unfunded and unsecured, bookkeeping account known as the “Deferred Fees Account,” in the name of each Participant to which are credited amounts determined in accordance with this Article IV. Subject to the conditions and restrictions imposed under the Plan, a Participant may elect to defer receipt of all or a portion of Fees to the extent that the Participant is or may be entitled to receive such Fees and the total amount deferred by a Participant shall be limited in any Plan Year, if necessary, to satisfy any applicable federal, state or local income taxes or withholding requirements. For each Plan Year, subject to the limitations of this Section 4.1, a Participant may elect to defer all or any portion of the Fees payable to the Participant. Upon such deferral, the Participant shall have no further right to such deferred Fees other than as provided under the

Plan. Such deferred Fees shall be the record of value of such deferred amounts credited to the Deferred Fees Account.

Section 4.2            Deferral Elections. Fees for services performed by a Participant during a calendar year may be deferred at the election of the Participant and credited to the Deferred Fees Account of the Participant only if the election is made pursuant to the rules and requirements of this Section 4.2.

(a)                                 The general rule with respect to Fees: except as otherwise provided in this subsection and subsection (c) of this Section 4.2 and subject to the limitations of Section 4.1 of the Plan, Fees for services performed by a Participant during a calendar year may be deferred at the election of the Participant only if the election to defer such Fees is made and becomes irrevocable not later than the last day of the calendar year immediately preceding the calendar year during which services are to be performed. A valid election to defer an amount of Fees for any calendar year shall remain in effect for subsequent calendar years unless:

(i)                                     the election is modified or terminated by a valid election made by the Participant, which must be made as of the last day of the calendar year immediately preceding the calendar year during which services are to be performed for which such modification or termination of an election is to apply; or

(ii)                                  the election is terminated for any calendar year by reason of a distribution of benefits pursuant to: (i) subsection (a) of Section 7.1, and the “separation from service” with Tri-State as the term “separation from service” is defined and determined under section 1.409A-l(h) and in accordance with section 1.409A-3(i)(2) of the Treasury Regulations, or (ii) subsection (c) of Section 7.1, and the termination of the Plan.

(b)                                 The amount deferred under subsection (a) shall be determined either as a percentage of Fees (expressed in whole percent increments) or as a specified flat dollar amount. Except as provided in subsection (c) of this Section 4.2, Fees earned by a Participant during a calendar year may be deferred at the election of the Participant only if the election to defer such Fees is made (or is in effect) during the preceding calendar year. Subject to the provisions of this Section 4.2, such a deferral election is irrevocable for the service period for which it is made (or in effect) and must be made in the form and manner prescribed by the Tri- State. The period of deferral and form of distribution shall be determined in accordance with the elections made under subsection (a) and in accordance with the provisions of the Plan.

(c)                                  The rule to apply with respect to the first year of eligibility: in the case of the first Plan Year in which an individual becomes eligible to participate in the Plan, with the determination of eligibility made under Article III of the Plan based upon the date on which the information relevant to the individual is properly recorded on the administrative records or files of the recordkeeper and Tri-State, the individual may make an initial deferral election regarding Fees within thirty (30) days after the date the individual becomes eligible to participate in the Plan, with respect to Fees payable for services to be performed subsequent to the election.

ARTICLE V

VALUATION OF ACCOUNT

Section 5.1            Adjustment of Account. The amounts credited to the unfunded and unsecured, bookkeeping Deferred Fees Account of a Participant shall be adjusted as of each Valuation Date for which the value of the Deferred Fees Account is required to-be determined and at least as of the end of the last business day (a day during which the New York Stock Exchange is open for trading) of each calendar month.

Section 5.2            Value of Account. As of the Valuation Date for which the current value is determined (the “current Valuation Date”), for the purposes of providing the basis on which earnings or losses may be attributed or credited to the Deferred Fees Account of a Participant under the Plan, the value of any amounts credited to the Deferred Fees Account of a Participant determined as of the immediately preceding Valuation Date (the “previous Account value”) for which the value was determined shall be increased or decreased by the adjustments described below in the sequence so described.

(a)                                 The value shall be increased by the amounts credited to the Deferred Fees Account, if any, pursuant to Article IV of the Plan.

(b)                                 The value (as determined in subsection (a)) shall be adjusted based upon the investment experience of assets of the Trust or otherwise separately accounted for and held in investment vehicles or funds pursuant to which assets may be invested and earnings or losses determined to provide the basis on which earnings and losses may be attributed or allocated to the Deferred Fees Account of a Participant in the Plan. The investment vehicles or funds available shall be determined by Tri-State. However, if permitted by Tri-State and in accordance with the terms and conditions established by Tri-State, for the purpose of providing the basis on which earnings and losses may be attributed or allocated to the Deferred Fees Account of a Participant in the Plan, the Participant may designate investment vehicles or funds to be used for purposes of measuring the value of the amount credited to the Deferred Fees Account of the Participant. If so permitted by Tri-State, Tri-State shall determine the investment vehicles or funds to be made available and the manner in which the designation of an investment vehicle or fund shall be made, and shall require the completion of an allocation request form made available to the Participant by Tri-State to effect such designation. If a Participant designates an investment vehicle or fund pursuant to this subsection (b), the Participant may change an investment designation at least once a month, and more frequently as permitted by Tri-State, and an investment designation once made shall remain in effect until changed by an effective designation of another investment vehicle or fund. Any expense, fee or charge incurred in connection with an investment designation made by a Participant shall be charged against the account of the Participant unless Tri-State elects to pay such expense, fee or charge. Neither Tri-State nor any Trustee shall be obligated or required to make actual investments in an investment vehicle or fund. The account or accounts established pursuant to this Section 5.2 shall be maintained for bookkeeping purposes only and shall not represent any actual investment made by Tri-State or any Trust; the Participant shall at all times remain an unsecured creditor of Tri-State.

(c)                                  The value (as adjusted above) shall be reduced by the amount distributed to or with respect to the Participant from such Deferred Fees Account.

ARTICLE VI

VESTING

Section 6.1            Vested Benefit. A Participant shall at all times be considered to be one hundred percent (100%) Vested with respect to the amount credited to the Deferred Fees Account established and maintained for the benefit of the Participant under the Plan.

Section 6.2            Benefit Amount. The benefit payable to or on behalf of a Participant pursuant to the terms of the Plan shall be the Vested interest of the Participant in the amount credited to the Deferred Fees Account established and maintained for the Participant under the Plan.

ARTICLE VII

DISTRIBUTION OF BENEFITS

Section 7.1            Distributable Events. The amount credited to the Deferred Fees Account of a Participant may be distributed only on account of one or more of the distributable events specified in this Section 7.1. In the event the Participant becomes eligible to receive a benefit under the Plan, then, except as otherwise provided in this Section 7.1 of the Plan and Section 7.2 of the Plan, the amount credited to the Deferred Fees Account of the Participant shall be distributable as of the date on which occurs the later of the dates specified in subsections (a) or (b) of this Section 7.1 or, notwithstanding the dates specified in subsections (a) or (b) of this Section 7.1, if earlier, the date determined in accordance with subsection (c) of this Section 7.1:

(a)                                 the date on which occurs the July 1 of the calendar year next following the calendar year in which occurs the date on which the Participant has a “separation from service” with Tri-State, as the term “separation from service” is defined and determined under section 1.409A-l(h) and in accordance with section 1.409A-3(i)(2) of the Treasury Regulations, and permanently ceases to be a member of the Board of Directors of Tri-State for any reason, including death or Disability;

(b)                                 the date or the commencement date of a fixed schedule specified by the Participant in accordance with an election made by the Participant, which date must be specified by the Participant pursuant to subsection (b) of Section 7.2;

(c)                                  the date determined pursuant to Article XIII based upon the termination of the Plan.

Section 7.2            Distribution of Benefits. Any benefit payable to or on behalf of a Participant under the Plan shall be payable in accordance with this Section 7.2. An election by a Participant of the form of distribution in which the benefit payable to the Participant shall be payable may be made by the Participant on an election form provided to the Participant by Tri-State, which form must be completed and executed by the Participant and properly submitted to Tri-State to be valid and effective.

(a)                                 Except in the event of an election by a Participant to the contrary and as otherwise provided in Article XIII in the event of the termination of the Plan pursuant to Article XIII, the benefit attributable to an amount credited to the Deferred Fees Account of the Participant shall be payable in the form of a lump sum payment to the Participant with the payment to be made as of the July 1 of the calendar year next following the calendar year in which occurs the date on which distribution is to be made pursuant to subsection (a) of Section 7.1;

(b)                                 Except as otherwise provided in this Section 7.2, and as otherwise provided in Article XIII in the event of the termination of the Plan pursuant to Article XIII, a Participant may elect a specified form of distribution and a specified time or fixed schedule for the distribution of an amount credited to the Deferred Fees Account under the Plan; provided, however, that the amount is payable at a date or dates that are nondiscretionary and objectively determinable. For purposes of this subsection (b), the following requirements shall apply:

(i)                                     if the form of distribution elected by a Participant is in the form of a lump sum payment, the payment must be made as of the later of: (A) the date selected by the Participant on the form provided to the Participant by Tri-State (if a date has been selected), or (B) as of the July 1 of the calendar year next following the calendar year in which occurs the date on which the Participant has a “separation from service” with Tri-State as the term “separation from service” is defined and determined under section 1.409A-l(h) and in accordance with section 1.409A-3(i)(2) of the Treasury Regulations, and permanently ceases to be a member of the Board of Directors of Tri-State for any reason including death or Disability;

(ii)                                  if the distribution election for a benefit payment is in the form of periodic payments, the periodic payments must be for substantially equal annual installment payments over a period not to exceed ten (10) annual installment payments with the payments to commence as of the later of: (A) the date selected by the Participant on the form provided to the Participant by Tri-State (if a date has been selected), or (B) as of the July 1 of the calendar year next following the calendar year in which occurs the date on which the Participant has a “separation from service” with Tri-State as the term “separation from service” is defined and determined under section 1.409A-l (h) and in accordance with section 1.409A-3(i)(2) of the Treasury Regulations, and permanently ceases to be a member of the Board of Directors of Tri-State for any reason including death or Disability;

(iii)                               if annual installment payments are to be made, each such payment will be determined based upon the adjustments made with respect to the Deferred Fees Account pursuant to Article V and the balance remaining credited to the Deferred Fees Account, and the amount of each payment determined by multiplying: (A) the balance of the amount payable to or on behalf of the Participant under the Plan, and (B) a fraction, the numerator of which shall be one (1), and the denominator of which shall be the number of payments remaining, including the payment to be made based upon this calculation;

(iv)                              the Participant may elect to change the timing of distribution or change the form of distribution subject to certain requirements; this subsequent election shall be made in conformance with section 409A of the Code and the final regulations issued by the Department of the Treasury and the Internal Revenue Service with respect to the application of section 409A; a subsequent election to delay the timing of distribution or to change the form of distribution shall be effective only if the following conditions are met:

(A)                                       an election related to a distribution to be made upon a specified time or pursuant to a fixed schedule may not be made less than twelve (12) months before the date of the first scheduled payment,

(B)                                       the election shall not take effect until at least twelve (12) months after the date on which the election is made, and

(C)                                       except in the case of elections relating to distributions on account of death or Disability, the additional deferral with respect to which such election is made is for a period of not less than five (5) years from the date such payment would otherwise have been made.

(c)                                  Notwithstanding any provision in the Plan to the contrary, pursuant to Notice 2005-1, Q&A-19(c), and Notice 2006-79 issued by the Department of the Treasury and the Internal Revenue Service and Part XI, Transition Relief, of the preamble to the proposed regulations issued by the Department of the Treasury and the Internal Revenue Service with respect to the application of section 409A of the Code, and section 1.409A-2(b)(2)(iv) of the Treasury Regulations, new payment elections shall be permitted under the Plan without violating the subsequent deferral and anti-acceleration rules of section 409A of the Code. Accordingly, new payment elections may be made under the Plan on or before December 31, 2008, with respect to both the timing and form of payment of amounts deferred under the Plan and the elections will not be treated as a change in the timing or form of payment under section 409A(a)(4) of the Code or an acceleration of a payment under section 409A(a)(3) of the Code, provided that the elections are made on or before December 31, 2008. With respect to an election to change a time and form of payment made on or after January 1, 2008, and on or before December 31, 2008, the election may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008. No election will be valid and effective if made in violation of this subsection (c).

(d)                                 Except in the event of an election by the Participant to the contrary, if the Participant dies prior to the completion of the payment of the entire deferred compensation benefit payable under the Plan, the payment or remaining payments shall continue to be made to the designated Beneficiary of the Participant in the same form and manner as determined under the Plan without acceleration.

(e)                                  Notwithstanding any provision in the Plan to the contrary, in accordance with section 1.409A-3 of the Treasury Regulations, if the entire value of the amount credited to the Deferred Fees Account of the Participant under the Plan as of the date on which occurs a distributable event in accordance with Section 7.1 is five thousand dollars ($5,000) or less, then, notwithstanding any election made by the Participant or Beneficiary of the Participant as to a time or form of payment, the amount credited to the Deferred Fees Account shall automatically be distributed to the Participant or the Beneficiary of the Participant in the form of a lump sum cash payment as of the date determined under Section 7.1 of the Plan.

(f)                                   Notwithstanding any provision herein to the contrary, once the distribution of amounts payable to the Participant or the Beneficiary of the Participant under the Plan has been made or commenced pursuant to this Section 7.2, then, except as provided in Article XIII, the form and manner of the distribution shall not be modified, altered, or revoked by the Participant or the Beneficiary of the Participant for any reason including the reemployment of the Participant.

Section 7.3            Designation of Beneficiaries. The designation of the Beneficiary of a Participant shall be made pursuant to and in accordance with the requirements of this Section 7.3.

(a)                                 Each Participant may designate, upon forms to be furnished by and filed with Tri-State, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified portion of any benefits which may be payable with respect to the Participant under the Plan in the event of the death of the Participant. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received and accepted by Tri-State during the lifetime of the Participant.

(b)                                 If a Participant fails to designate a Beneficiary, designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant, the benefits which may be payable with respect to the Participant under the Plan, or the part thereof as to which the designation of the Participant fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:

(i)           the surviving spouse of the Participant,

(ii)          the surviving issue of the Participant per stirpes and not per capita,

(iii)         the surviving parents of the Participant,

(iv)         the surviving brothers and sisters of the Participant,

(v)          representative of the estate of the Participant.

(c)                                  When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

(d)                                 Unless the Participant has otherwise specified in the Beneficiary designation of the Participant, the following rules shall apply:

(i)                                     if there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(ii)                                  the automatic Beneficiaries specified in subsection (b) of this Section 7.3 and the Beneficiaries designated by the Participant shall become fixed at the time of the death of the Participant so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of the estate of the Beneficiary.

(iii)                               if the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by Tri-State after the date of the legal termination of the marriage between the Participant and such former spouse, and during the lifetime of the Participant.)

(iv)                              any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the death of the Participant.

(v)                                 any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the death of the Participant.

(e)                                  A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the legal residence of the Participant. Tri-State shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

(f)                                   Prior to the death of the Participant, no spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits credited under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

Section 7.4            Death Prior to Full Distribution. If, at the death of the Participant, any payment to the Participant was due or otherwise distributable but not actually paid, the amount of such payment shall be included in the account or accounts which are payable to the Beneficiary (and shall not be paid to the Participant’s estate).

Section 7.5            Incompetent Participants. If any person who may be eligible to receive a payment under the Plan has been legally declared incompetent and a conservator or other person legally charged with the care of such person or of his or her estate has been appointed, any payment under the Plan to which the person is eligible to receive shall be paid to such conservator or other person legally charged with the care of the person or his or her estate. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Participating Employers and the Plan therefor.

ARTICLE VIII

NONTRANSFERABILITY

Section 8.1            Anti-Alienation of Benefits. Any amount which may be credited to the Deferred Fees Account of a Participant under the Plan, and any rights or privileges pertaining thereto, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and no interest or right to receive an amount may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 8.2            Limitation on Payment. Notwithstanding any provision in the Plan to the contrary, the payment of a benefit payable under the Plan to a Participant or Beneficiary may be deferred or limited in order to comply with applicable securities laws, tax laws, judicial determinations or orders, bank covenants, or any other applicable law as permitted or required under section 409A of the Code and the final regulations issued by the Department of the Treasury and the Internal Revenue Service with respect to the application of section 409A.

ARTICLE IX

WITHHOLDING

Section 9.1                                   Determination of Tax Withholding. Tri-State shall have the authority, duty and power to determine, withhold and report the amount of any applicable federal, state, or local taxes as required under applicable law and satisfy any applicable withholding requirements.

Section 9.2                                   Withholding. The amounts payable pursuant to the Plan shall be reduced by the amount of any federal, state or local taxes required by law to be withheld pursuant to the applicable law with respect to such payments.

ARTICLE X

ADMINISTRATION OF THE PLAN

Section 10.1                          Administrator. The administrator of the Plan shall be the Board of Directors. Any individual to whom administrative authority has been delegated who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, Tri-State shall be entitled to rely on information furnished by a Participant, Beneficiary, or any other interested party. The Board of Directors shall have the discretion and authority to:

(a)                                 make, amend, interpret, and enforce all appropriate laws, rules and regulations for the administration of the Plan;

(b)                                 establish such rules, applicable to all Participants similarly situated, as are deemed necessary to carry out the terms of the Plan;

(c)                                  perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of the Plan;

(d)                                 resolve all questions of administration of the Plan not specifically referred to in this Article X;

(e)                                  to the extent appropriate, delegate or redelegate to one or more persons, jointly or severally, and whether or not such person or persons are members of a committee or employees of Tri-State, such functions assigned to Tn-State hereunder as it may from time to time deem advisable or appropriate; and

(f)                                   decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan.

Section 10.2       Authority of Administrator. The Board of Directors of Tri-State shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which any amount may be payable, to resolve all factual and legal questions concerning the status and rights of the Participants and others under the Plan, including, but not limited to, eligibility for benefits and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Benefits under this Plan will be payable only if the Board of Directors decides in its discretion that the applicant is entitled to them under the Plan. The Board of Directors shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing payments hereunder. The determinations, interpretations, calculations, and regulations of the Board of Directors shall be final and binding on all persons and parties concerned. The authority, duty and power of the Board of Directors as provided herein may, to the extent advisable or appropriate, be delegated or redelegated to one or more persons, jointly or severally, whether or not such person or persons are employees of Tri-State.

Section 10.3                   Operation of Plan and Claims Procedures. The Board of Directors shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. Tri-State shall be responsible for the expenses incurred in the administration of the Plan. The Board of Directors shall be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan. The Board of Directors shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Board of Directors with respect to the Plan. The procedures for filing claims for payments under the Plan are described below. For claims procedures purposes, the “Claims Manager” shall be the Board of Directors.

(a)                                 Claims Forms. It is the intent of Tri-State that benefits payable under the Plan shall be payable without the Participant having to complete or submit any claims forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payments in writing to the Board of Directors. Any claim for payments under the Plan must be made by the Participant or his or her beneficiary in writing and state the claimant’s name and the nature of benefits payable under the Plan on a form acceptable to the Board of Directors. If for any reason a claim for payments under the Plan is denied by the Board of Directors, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

(i)                                     the claimant’s claim shall be deemed to be filed when presented in writing to the Claims Manager;

(ii)                                  the Claims Manager’s explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

(b)                                 Review. The claimant shall have sixty (60) days (expanded to one hundred and eighty (180) days in the case of a Disability claim) following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant’s representative may review pertinent documents and submit written issues and comments.

(c)                                  Decision on Review. The Claims Manager shall decide the issue on review and furnish the claimant with a copy within sixty (60) days of receipt of the claimant’s request for review of the claimant’s claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 10.3.

(d)                                 Disability Claims. Any review of an appeal of a determination with respect to the Participant’s Disability must meet the following standards: the review does not afford deference to the initial adverse determination; the review is conducted by an appropriate person who is neither the party who made time initial adverse benefit determination that is the subject of the appeal nor a subordinate of such party; the review provides for the appropriate person to consult with health care professionals with appropriate training and experience in the field of medicine involved in the medical judgment in deciding the appeal of an adverse benefit determination that is based in whole or in part on a medical judgment; and the review provides for the identification of the medical or vocational experts whose advice was obtained in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the determination. Furthermore, the ninety (90) day period described in these procedures shall be reduced to forty-five (45) days in the case of a claim of the Participant’s Disability. The forty-five (45) day period may be extended by thirty (30) days if the Claims Manager determines the extension is necessary to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the forty-five (45) day period. If prior to the end of the thirty (30) day extension period, the Claims Manager determines that additional time is necessary, the period may be extended for a second thirty (30) day period, provided the claimant is notified prior to the end of the first thirty (30) day extension period and such notice specifies the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The sixty (60) day period described in these procedures shall be reduced to forty-five (45) days with respect to the appeal of the denial of the Participant’s claim of Disability. The forty-five (45) day period may be extended by an additional forty-five (45) days if the Claims Manager determines the extension is necessary to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the initial forty-five (45) day period.

(e)                                  General Rules. No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Claims Manager may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Claims Manager upon request. The Claims Manager may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim. Claimants may be represented by a lawyer or other representative at their own expense, but the Claims Manager reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(f)                                   Deadline to File Claim. To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Board of Directors of Tri-State within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

(g)                                  Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

(i)                                     no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under any provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety; and

(ii)                                  in any such legal action all explicit and all implicit determinations by the Board of Directors (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

(h)                                 Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under any provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

(i)                                     thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(ii)                                  six (6) months after the claimant has exhausted the claim and review procedure.

(i)                                     Knowledge of Facts by Participant Imputed to Beneficiary. Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

Section 10.4                   Participant’s Address. Each Participant shall keep Tri-State informed of his or her current address and the current address of his or her Beneficiary. Tri-State shall not be obligated to search for any person.

Section 10.5                   Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specifically affecting such Participant’s individual interest hereunder or the interest of a person superior to him or her in Tri-State (as distinguished from the interests of all Participants and their Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant’s individual capacity in connection with any such matter.

Section 10.6                   Service of Process. In the absence of any designation to the contrary by Tri-State, Tri-State is the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

Section 10.7                   Errors in Computations. Tri-State shall not be liable or responsible for any error in the computation of any Deferred Fees Account or the determination of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to Tri-State, and used in determining the benefit. Tri-State shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1                   No Employment Rights. Neither the Plan nor any action taken under the Plan shall be construed as providing any Participant any right to be employed by or be retained in the service of Tri-State.

Section 11.2                   Participants Should Consult Advisors. Neither Tri-State nor the respective directors, officers, employees or agents makes any representation or warranty with respect to the federal, state or other tax, financial, estate planning, or the securities or other legal implications of participation in the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.

Section 11.3                   Unfunded and Unsecured. The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, if applicable, and no provision shall at any time be made with respect to segregating assets of Tri-State for the payment of any amounts under the Plan. Any funds invested under the Plan shall continue for all purposes to be part of the general assets of Tri-State and available to general creditors of Tri-State in the event of a bankruptcy (involvement in a pending proceeding, voluntary or otherwise (including an involuntary petition), as a debtor under the Federal Bankruptcy Code) or insolvency (generally not paying debts as such debts become due (taking into account any period of time during which past due payments of such debts may be cured) unless such debts are the subject of a bona fide dispute, as interpreted and applied by United States Bankruptcy Courts) of Tri-State. Tri-State shall promptly notify the Trustee and the applicable Participants of such bankruptcy or insolvency. No Participant or any other person shall have any interests in any particular assets of Tri-State by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any general unsecured creditor. The Plan constitutes a mere promise by Tri-State for the payment of benefits payable under the Plan to the Participants in the future. Nothing contained in the Plan shall constitute a guaranty by Tri-State or any other person or entity that any funds in any trust or the assets of Tri-State will be sufficient to pay any benefit under the Plan. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

Section 11.4                   The Trust. To fulfill the obligations to the Participants and their Beneficiaries under the Plan, a Trust has been established by a trust agreement with a third party, the Trustee, to which cash or other property may be contributed, including securities issued by Tri-State, to provide for the benefit payments under the Plan. The Trustee for such Trust shall have the duty to hold such property or to invest the Trust assets and funds in accordance with the terms of such Trust. All rights associated with the assets of such Trust shall be exercised by the Trustee of the Trust or the person designated by such Trustee, and shall in no event be exercisable by or rest with Participants or their Beneficiaries. Such Trust provides that in the event of the insolvency of Tri-State, the Trustee shall hold the assets for the benefit of the general creditors of Tri-State.

Section 11.5                   Plan Provisions. Except when otherwise required by the context, any singular terminology shall include the plural.

Section 11.6                   Severability. If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 11.7                   Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Colorado shall apply with respect to the Plan.

ARTICLE XII

AMENDMENTS

Section 12.1                   Amendment of the Plan. The Board of Directors reserves the power to alter, amend or wholly revise the Plan at any time and from time to time and the interest of each Participant is subject to the powers so reserved; provided, however, that no amendment made subsequent to a “change in control” as that term is defined and construed in accordance with section 409A of the Code and section 1.409A-3(i)(5) of the Treasury Regulations shall be effective to the extent that it would have a materially adverse impact on a Participant’s reasonably expected economic benefit attributable to Fees deferred by the Participant prior to such “change in control.”

Section 12.2                   Procedure for Amendment. An amendment shall be authorized by the Board of Directors and shall be stated in a document in writing signed in the name of Tri-State by a person or persons authorized by the Board of Directors. After the document has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby. No amendment to the Plan may alter, impair, or reduce the benefits credited to any Deferred Fees Account prior to the effective date of such amendment without the written consent of any affected Participant.

ARTICLE XIII

TERM OF PLAN

Section 13.1                            Termination of the Plan. Notwithstanding any provision in the Plan to the contrary, the Plan shall permit an acceleration of the time and form of a payment of the benefits payable under the Plan in accordance with one of the events described herein.

(a)                                 In the event of a complete liquidation and dissolution of Tri-State, Tri-State shall terminate the Plan within twelve (12) months of the liquidation and dissolution of Tri-State, or with the approval of a bankruptcy court, and the value of the benefit payable under the Plan to the Participants shall be determined as of that date and shall be distributed to the Participants or their Beneficiaries; provided, however, that the benefits payable under the Plan are included in the gross income of the Participants or their Beneficiaries in the latest of: (i) the calendar year in which the Plan termination occurs; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(b)                                 Tri-State may, in its sole and absolute discretion, determine to terminate the Plan, provided that: (i) the termination does not occur proximate to a downturn in the financial health of Tri-State, (ii) all arrangements sponsored by Tri-State that would be aggregated with the Plan pursuant to section 1.409A-1(c) of the Treasury Regulations or the corresponding provision in future guidance issued by the Department of the Treasury if the same Participant participated in all of the arrangements are terminated; (iii) no payments other than the payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve (12) months of the termination of the arrangements; (iv) all payments are made within twenty-four (24) months of the termination of the arrangements; and (v) Tri-State does not adopt a new arrangement that would be aggregated with any terminated arrangement under section 1.409A-l(c) of the Treasury Regulations or the corresponding provision in future guidance issued by the Department of the Treasury if the same Participant participated in both arrangements, at any time within three (3) years following the date of termination of the arrangement.

(c)                                  An acceleration of the time of the payment of the value of the benefit payable under the Plan to the Participant shall also be allowed at any time the Plan fails to meet the requirements of section 409A and the final regulations issued thereunder, as permitted under the final regulations issued by the Department of the Treasury and the Internal Revenue Service. However, the payment made based upon the acceleration for the failure to meet the requirements of section 409A and the regulations issued thereunder may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of section 409A and the final regulations issued thereunder,

(d)                                 This Section 13 .1 shall be construed and administered in a manner consistent with sections 409A of the Code and section 1.409A-3U)(4)(ix) of the Treasury Regulations or the corresponding provision in future guidance issued by the Department of the Treasury.

Section 13.2                            Procedure for Amendment to Terminate the Plan. An amendment to terminate the Plan shall be authorized by the Board of Directors and shall be stated in a document in writing signed in the name of Tri-State by a person or persons authorized by the Board of Directors. After the document has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby.

IN WITNESS WHEREOF, The Executive VP/GM, who has been authorized and directed to execute this document on behalf of the Board of Directors of Tri-State, has executed this document as of this 11th day of December, 2008.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

By:	/s/Kenneth J. Anderson

Title:	Executive Vice President/
General Manager